GLOBAL STRATEGIC INCOME FUND
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
01/25/02	Capital One Financial

Shares            Price         Amount
400,000		  $99.92	$399,680

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue      JPMorgan Funds
$0.60       N/A		0.13%	             0.23%

     Broker
First Boston Brokerage Co.

Underwriters of Capital One Financial

Underwriters     	                 Principal Amount
Credit Suisse First Boston Corp.             $141,000,000
J.P. Morgan Securities, Inc.                  141,000,000
Banc of America Securities LLC	                6,000,000
Deutsche Banc Alex. Brown, Inc.                 6,000,000
Lehman Brothers, Inc.                           6,000,000
Total     			             $300,000,000

GLOBAL STRATEGIC INCOME FUND
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
01/25/02	Pemex CMTMT

Shares            Price         Amount
140,000		  $99.45	$139,230

					 % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue      JPMorgan Funds
N/A        N/A		N/A	             N/A

Broker
Salomon Smith Brothers, Inc.

Underwriters of Pemex CMTMT

Underwriters *     	             Principal Amount *
Total                                           $0

* Principal Amount of underwriters were not available at time of filing


GLOBAL STRATEGIC INCOME FUND
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
02/08/02	UCAR Finance, Inc.

Shares            Price         Amount
400,000	 	  $100.00	$400,000

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue       JPMorgan Funds
N/A         N/A		 0.07%	           0.36%

Broker
First Boston Brokerage Co.

Underwriters      	                 Principal Amount
Credit Suisse First Boston Corp.	 $275,001,000,000
J.P. Morgan Securities, Inc.        	  235,000,000,000
ABN AMRO Securities, Inc.		       13,333,000
Fleet Securities			       13,333,000
Scotia Capital, Inc.			       13,333,000
Total                                        $550,000,000


GLOBAL STRATEGIC INCOME FUND
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
04/12/02	Ventas Realty LP

Shares            Price         Amount
500,000      	  $100.00	$500,000

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue      JPMorgan Funds
N/A         N/A	         0.29%		    0.29%

Broker
SBC Warburg, Inc.

Underwriters of Ventas Realty LP

Underwriters     	                Principal Amount
Merrill Lynch & Co. 			     $61,875,000
UBS Warburg, LLC                              61,875,000
Banc of America Securities, LLC               47,250,000
CIBC World Markets                            11,250,000
Credit Lyonnais Securities                    11,250,000
J.P. Morgan Securities, Inc.	              20,250,000
US Bancorp Piper Jaffray                      11,250,000
Total			                    $225,000,000